Exhibit 10.2

Execution Version

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LOAN AND SECURITY AGREEMENT

Dated as of July 18, 2024

by and among

HEALTHY CHOICE WELLNESS CORP.,

As the Borrower,

HEALTHY CHOICE MARKETS, INC.,

HEALTHY CHOICE MARKETS 2, LLC,

HEALTHY CHOICE MARKETS 3, LLC,

HEALTHY CHOICE MARKETS 3, REAL ESTATE, LLC,

HEALTHY CHOICE MARKETS IV, LLC,

HEALTHY CHOICE MARKETS V, LLC,

HEALTHY CHOICE MARKETS VI, LLC,

HEALTHY U WHOLESALE, INC.,

THE VITAMIN STORE, LLC,

HEALTHY CHOICE WELLNESS, LLC,

and HEALTHY CHOICE WELLNESS II, LLC,

As the Guarantors,

Hal Mintz,

As the Agent

and

The Lenders Party Hereto

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SCHEDULES:

Schedule A	-	Lender Commitments
Schedule B	-	Wire Instructions

EXHIBITS:

Exhibit A	-	Form of Note
Exhibit B	-	Guaranty
Exhibit C-1	-	Borrower Pledge Agreement
Exhibit C-2	-	Borrower Security Agreement
Exhibit C-3	-	Guarantor Security Agreement
Exhibit D	-	Collateral Assignment of Contract Rights

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LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of July 18, 2024 (this “Agreement”), is made among Healthy Choice Wellness Corp., a Delaware corporation (the “Borrower”), Healthy Choice Markets, Inc. (dba “Ada’s Natural Market, Inc.”), a Florida corporation, Healthy Choice Markets 2, LLC (dba “Paradise Health & Nutrition”), a Florida limited liability company, Healthy Choice Markets 3, LLC (dba “Mother Earth’s Storehouse”), a Florida limited liability company, Healthy Choices Markets 3, Real Estate LLC, a New York limited liability company, Healthy Choice Markets IV, LLC (dba “Green’s Natural Foods”), a Florida limited liability company, Healthy Choice Markets V, LLC (dba “Ellwood Thompson’s”), a Florida limited liability company, Healthy Choice Markets VI, LLC, a Florida limited liability company (“Healthy Choice Markets VI”), Healthy U Wholesale, Inc., a Florida corporation, The Vitamin Store, LLC, a Florida limited liability company, Healthy Choice Wellness, LLC, a Florida limited liability company, and Healthy Choice Wellness II, LLC, a Florida limited liability company (collectively the “Guarantors”) and Hal Mintz (the “Agent”), and each of the lenders initially a signatory hereto together with their successors and assignees under Section 10.8 (the “Lenders”).

RECITALS:

WHEREAS, the Lenders have agreed to make a term loan to the Borrower for working capital, secured by, among other things, (a) a first-lien security interest in all of Borrower’s personal property, and (b) an unconditional guarantee from the Guarantors in favor of the Lenders secured by a first-lien security interest in all of the personal property of each Guarantor, on terms and subject to the provisions contained herein;

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Advance” means an advance under Section 2.1.

“Affiliate” means any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

“Agent” has the meaning specified in the preamble.

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“Agreement” has the meaning specified in the preamble.

“Approved Fund” means (a) any fund, trust, real estate investment trust, or similar entity that invests in loans and other assets in the ordinary course of business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which warehouses loans for any Lender or any Person described in clause (a) above.

“Anti-Terrorism Laws” means any Legal Requirement relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, corruption, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and permitting a debtor to obtain a stay or a compromise of the claims of its creditors or affecting the rights of creditors generally, including for greater certainty any provisions of corporate statutes of like effect, where such statutes are used by a Person to propose an arrangement.

“Borrower” has the meaning specified in the preamble.

“Borrower Pledge Agreement” means the Pledge Agreement among the Agent on behalf of the Lenders and the Borrower, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit C-1, as amended or supplemented from time to time.

“Borrower Security Agreement” means the Security Agreement among the Agent on behalf of the Lenders and the Borrower, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit C-2, as amended or supplemented from time to time.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

“Capital Lease” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP.

“Cash Interest” has the meaning specified in Section 2.3.

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“Change of Control” means the occurrence of any of the following events: (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall, directly or indirectly, have acquired beneficial ownership or control of (x) 35% or more on a fully diluted basis of (1) the voting interests in the Equity Interests in Borrower and/or (2) the economic interests in the Equity Interests in Borrower, other than Jeffrey Holman; (ii) shall, directly or indirectly, have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Borrower; (iii) the failure of the Borrower to own beneficially and control 100% of the outstanding Equity Interests of each Guarantor and to retain management control of each Guarantor; or (iv) Jeffrey Holman is no longer the chief executive officer of the Borrower performing the same or similar role that he is performing on the Closing Date; provided, that, to the extent Jeffrey Holman dies or becomes incapacitated and is no longer able serve in such capacity, the Borrower shall have thirty (30) days to select a replacement reasonably satisfactory to the Agent.

“Closing Date” means the date on which each of the conditions precedent listed in Section 5.1 shall have been satisfied to the satisfaction of the Agent.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means the collateral under the Collateral Documents.

“Collateral Assignment Agreement” means the Collateral Assignment of Contract Rights between the Agent on behalf of the Lenders, and Healthy Choice Markets VI, LLC, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit D.

“Collateral Documents” means (i) the Borrower Pledge Agreement, (ii) the Borrower Security Agreement, (iii) the Guarantor Security Agreement, (iv) the Collateral Assignment Agreement, and (v) any other security instruments or security documents delivered in connection herewith or therewith.

“Commitment” means, as to each Lender, such Lender’s obligation to make the Advance on the Issue Date, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule A as such Lender’s “Commitment Amount.”

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Controlled Account” means any deposit account, checking account or other bank or securities account in which Agent has a security interest or Control as Collateral pursuant to a Deposit Account Control Agreement or similar agreement.

“Debt” means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services; (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such debt has any existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) all obligations as lessee under any Capital Lease; (d) all contingent liabilities and obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (c) above; and (e) any monetary obligation of a Person under or in connection with a sale-leaseback or similar arrangement.

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“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, or general equitable principles from time to time in effect affecting the rights of creditors generally.

“Default” means any event the occurrence of which does, or with the lapse of time or giving of notice or both would, constitute an Event of Default.

“Deposit Account Control Agreements” means those deposit control agreements among the Loan Parties, Agent and a depository bank, and with respect to other Controlled Accounts specified by Agent pursuant to this Agreement, and other similar documents, as any of the foregoing may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Embargoed Person” has the meaning specified in Section 7.16.

“Environmental Laws” means all Legal Requirements and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

“ERISA” has the meaning specified in Section 7.17.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with the Borrower or is treated as a single employer together with the Borrower under Section 414 of the Code or Title IV of ERISA.

“Events of Default” has the meaning specified in Section 9.1.

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“Face Amount” means $7,500,000.00.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency, or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

“Government Lists” has the meaning specified in Section 6.19.

“Guarantors” has the meaning specified in the preamble.

“Guarantor Security Agreement” means the Security Agreement among the Agent on behalf of the Lenders and each Guarantor, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit C-3, as amended or supplemented from time to time.

“Guaranty” means that certain guaranty made by the Guarantors in favor of the Agent on behalf of the Lenders, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit B.

“Highest Lawful Rate” means the maximum non-usurious legal interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts, if any, due to any Lender pursuant to this Agreement or any other Loan Document under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect.

“Indemnitee” has the meaning specified in Section 10.5.

“Interest Expense” means, for a Person for a period, total interest expense for such Person for such period, as determined in accordance with GAAP.

“Issue Date” means the date on which the Note is issued pursuant to this Agreement.

“Interest Payments” has the meaning specified in Section 2.3.”Legal Requirement” means any order, constitution, law, ordinance, principle of common law, regulation, rule, statute or treaty of any applicable Governmental Authority.

“Lender” has the meaning specified in the preamble.

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“Lien” means any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, statutory or other lien, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan Documents” means this Agreement, the Note, the Collateral Documents, the Guaranty, and any document or instrument executed in connection with any of the foregoing.

“Loan Parties” means the Borrower, the Guarantors and each other Person (other than any Lender or the Agent) that is or may become a party to this Agreement or any other Loan Document.

“Material Adverse Effect” means (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of any party hereto to perform its obligations hereunder), (ii) a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Borrower or a Guarantor, if any, that is material to the Borrower or a Guarantor with respect to their obligations under this Agreement or the other Loan Documents, other than as a result of adverse economic conditions in the United States generally or as a result of any act or omission contemplated by this Agreement or (iii) a material adverse effect upon any material portion of the Collateral, or the priority of any Liens granted to Agent and Lenders in or to the Collateral (other than a lien for real estate taxes that are not yet due or owing, or a lien as a result of voluntary and intentional discharge of the Liens by Agent and Lenders).

“Maturity Date” means the earliest to occur of (a) the date that is three (3) years after the Closing Date and (b) such earlier time to which the Obligations may be accelerated under Section 9.1.

“Note” means, collectively, the promissory notes issued under this Agreement pursuant to Section 2.2.

“Obligations” means all of the obligations of each Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise. The term “Secured Obligations”, as used in the Security Agreement shall have the same meaning as Obligations herein.

“OFAC” has the meaning specified in Section 6.19.

“Participant” has the meaning specified in Section 10.8(b).

“Participant Register” has the meaning specified in Section 10.8.

“Patriot Act Offense” has the meaning specified in Section 6.19.

“Payment Date” has the meaning specified in Section 2.30.

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“Permits” has the meaning specified in Section 6.16.

“Permitted Debt” has the meaning specified in Section 8.2.

“Permitted Liens” has the meaning specified in Section 8.4.

“Person” means an individual, partnership, limited liability company (including a business trust or a real estate investment trust), joint stock company, trust, unincorporated association, corporation, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Prepayment Premium” has the meaning specified in Section 3.2.

“Register” has the meaning specified in Section 10.8.

“Responsible Officer” means with respect to the Borrower, the chief financial officer, the chief executive officer, the manager or president.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means, at any time with respect to any Person, that at such time such Person (a) is able to pay its Debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business and (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Loan Party or the Collateral or part thereof, together with all interest and penalties thereon.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Obligations and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Term Loan” means the secured term loan consisting of a single term loan in an aggregate principal amount equal to the Face Amount.

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SECTION 1.2. Terms Generally. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be construed as if followed by the words “without limitation”. The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits hereto) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, and Exhibits are references to Articles and Sections of, and Exhibits to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “business”) shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

SECTION 1.3. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.4. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.2.

ARTICLE II.

AMOUNTS AND TERMS OF THE ADVANCE

SECTION 2.1. Advance. The Lenders agree, on the terms and conditions hereinafter set forth, to make an advance (“Advance”) on the date hereof consisting of the Term Loan in an amount equal to the Face Amount minus any cost, fees, and expenses to be paid to the Agent and Lenders as provided herein in excess of any deposits paid to the Lenders prior to the date hereof, including, without limitation, all reasonable legal fees, costs, and expenses incurred by Lenders in connection with the Term Loan. The amount outstanding on such Term Loan shall be payable in accordance with Section 3.1 hereof and shall mature and all outstanding principal thereof, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

SECTION 2.2. The Note. The Borrower shall execute and deliver to each Lender to evidence the Advance, a term note (the “Note”) in the collective amount of the Face Amount. The Note shall be substantially in the form of Exhibit A hereto with the blanks appropriately filled, and shall mature on the Maturity Date, at which time all principal and interest then outstanding thereunder shall become due and payable.

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SECTION 2.3. Interest and Amortization.

(a) Generally. Subject to Section 3.2, the outstanding principal amount of each Term Loan shall bear interest from and including the Issue Date in an amount equal 12% per annum, or, upon the occurrence and during the continuance of an Event of Default shall be the lesser of (x) 18% per annum and (y) the Highest Lawful Rate (“Cash Interest”).

(b) Accrued and unpaid Cash Interest is due and payable on each Payment Date (as defined herein) in arrears in cash, commencing on July 18, 2024, in accordance with Section 3.1(c). Except as provided in the first sentence of this Section 2.3(b), payment of Cash Interest is to be made on the last day of each calendar quarter (or, if not a Business Day, the immediately preceding Business Day, each such payment date, a “Payment Date”), for interest accrued through such Payment Date (calculated based on the principal amount outstanding from time to time during such month) (the “Interest Payments”).

(c) All computations of interest hereunder pursuant to this Article II shall be made on the basis of a year of 360 days for the actual number of days (including the first day and the last day) occurring in the period for which such interest is payable.

(d) Amortization. In addition to the payment of Cash Interest, the Borrower shall make the following payments towards reduction of outstanding principal of the Term Loan: $1,125,000 on first anniversary of the Closing Date, $1,875,000 on the second anniversary of the Closing Date, and the remaining outstanding principal balance on the Maturity Date.

(e) Wire Transfers. The Borrower shall pay each payment of Cash Interest and of principal by wire transfer of immediately available funds to an account specified in the Agent has specified to the Borrower in writing.

SECTION 2.4. Costs and Expenses. The Borrower agrees to reimburse Agent and Lenders for all out-of-pocket costs and expenses, including, without limitation, reasonable legal expenses and documented reasonable attorneys’ fees, incurred by Agent and Lenders in connection with the (i) due diligence in connection with, and documentation, negotiation and consummation of, the transactions contemplated hereunder and any other transactions between the Borrower, Agent and Lenders in connection therewith, including, without limitation, Uniform Commercial Code and other public record searches and filings and overnight courier or other express or messenger delivery; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) enforcement of this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Agent for such purpose); and (v) ongoing monitoring by the Agent in connection with the Loan Documents.

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ARTICLE III.

PAYMENTS, PREPAYMENTS, INCREASED
COSTS AND TAXES

SECTION 3.1. Payments.

(a) Each Interest Payment due under the Note (other than at the Maturity Date) shall be payable in cash to the Agent, on behalf of the Lenders, by the Borrower in accordance with the wire instructions set forth on Schedule B hereto or as the Agent and the Borrower may otherwise agree.

(b) The outstanding principal balance of the Term Loan shall be payable in three installments in cash as follows: $1,125,000 on first anniversary of the Closing Date, $1,875,000 on the second anniversary of the Closing Date, and the remaining outstanding principal balance on the Maturity Date, when all unpaid principal of, and accrued and unpaid interest on, the Term Loan shall be due and payable in cash.

(c) Whenever any payment owed under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

SECTION 3.2. Prepayments. The Borrower may, upon at least five (5) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice to the Agent, prepay the entire outstanding balance of the Obligations, provided that the Borrower pays a prepayment premium in the amount of ten percent (10%) of the principal amount of the Term Loan outstanding prior to such prepayment (such prepayment premium, the “Prepayment Premium”). Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice. Any amount of the Term Loan which is prepaid in accordance with this Section 3.2 may not be reborrowed. Any prepayment shall be applied first to accrued and unpaid interest and then to outstanding principal.

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SECTION 3.3. Payments and Computations. So long as the Maturity Date has not yet occurred, payments made hereunder shall be applied, (i) first, to fees and reimbursable expenses of Agent and Lenders then due and payable pursuant to any of the Loan Documents; (ii) then payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) then to accrued and unpaid Cash Interest; (iv) then to principal. All principal and interest payments, including any prepayments, shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses required hereunder shall be apportioned ratably among the Lenders. At any time after the Maturity Date, all payments remitted to Agent by the Borrower and all proceeds of Collateral (including casualty and condemnation proceeds) or any enforcement action (including any payments on any Guaranty) received by Agent shall be applied as follows:

(a)	first, to Agent and Lenders for fees, reimbursable expenses or indemnity claims then due and payable pursuant to any of the Loan Documents;

(b)	second, to Lenders, ratably, to pay interest due and payable in respect of the Term Loan until paid in full;

(c)	third, to Lenders, ratably, to pay principal of the Term Loan until paid in full;

(d)	fourth, to Agent and Lenders pay any other Obligations then due and payable until paid in full; and

(e)	lastly, to the Borrower or such other Person entitled thereto under applicable law.

As used herein, “paid in full” means payment in cash or immediately available funds or transfer of other assets accepted by the Agent on behalf of the Lenders such that following such payment there are no other Obligations outstanding in favor of Lenders.

SECTION 3.4. Taxes.

(a) Any and all payments by the Borrower under the Note shall be made, in accordance with Section 3.1, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or in which the Lender’s applicable lending office is located and (ii) taxes attributable to the relevant recipient’s failure to comply with Section 3.4(c). If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under the Note to the Lenders, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4) the Lenders receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note.

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(b) The Borrower will indemnify the Lenders for the full amounts payable pursuant to Section 3.4(a) (including, without limitation, any such amounts imposed by any jurisdiction on amounts payable under this Section 3.4) paid by the Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, regardless of whether such amounts were correctly or legally asserted.

(c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.4 shall survive the payment in full of principal and interest under the Note.

ARTICLE IV.

SECURITY

SECTION 4.1. Grant of Security Interest. Each Loan Party and the Agent have entered into the applicable Collateral Documents in order to grant to Agent, on behalf of Lenders, a first priority lien and security interest in and to the Collateral (as defined the Collateral Documents) described in the Collateral Documents, to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of its covenants and duties under the Loan Documents.

SECTION 4.2. Delivery of Additional Documentation Required. The Borrower and each Guarantor shall execute and deliver to the Agent, on behalf of Lenders, prior to or concurrently with the Borrower’s execution and delivery of this Agreement and at any time thereafter at the request of the Agent, all financing statements, continuation financing statements, fixture filings, security agreements, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that the Agent may reasonably request, in form satisfactory to the Agent, to perfect and maintain perfected the Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

ARTICLE V.

CONDITIONS OF LENDING

SECTION 5.1. Conditions Precedent to the Advance. The obligation of the Lenders to make the Advance is subject to the prior satisfaction (or waiver in writing), as determined by Agent, of each of the following conditions precedent as of the date hereof and to the Agent’s continued satisfaction on the Closing Date:

(a) Agent shall have received on the date hereof, in form and substance satisfactory to the Agent, on behalf of the Lenders:

(i)	for each Lender, a promissory note in the form of the Note in the principal amount of such Lender’s Commitment Amount, duly executed by the Borrower and payable to such Lender (such promissory notes collectively representing the aggregate amount of the Term Loan);

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(ii)	this Agreement, duly executed by the Borrower and each Guarantor;

(iii)	a certificate of a Responsible Officer of the Borrower, and each Guarantor certifying (A) that the resolutions of the manager or others performing similar functions with respect to each of them, as applicable, approving and authorizing the execution, delivery, and performance by the Borrower, and each Guarantor of each Loan Document to which it is a party, the notices and other documents to be delivered by each of them pursuant to each Loan Document to which it is a party, and the transactions contemplated thereunder, (B) the names of the Responsible Officers authorized to the sign the Loan Documents and their true signatures, (C) the Loan Party’s charter documents and bylaws in effect as of the Closing Date and (D) copies of the organization documents of such Loan Party as in effect on the Closing Date certified by the appropriate Secretary of State as to the continued existence and good standing of the Loan Party in each jurisdiction where it is organized or qualified to do business;

(iv)	the duly executed Guaranty;

(v)	the duly executed Collateral Documents;

(vi)	Each deposit account of a Loan Party maintained at Bank of America, Wells Fargo or Rondout Savings Bank on the Closing Date shall be subject to an automatic daily sweep to a Controlled Account;

(vii)	duly completed UCC financing statements, as applicable and where appropriate, fixture filings, with respect to all Collateral of the Borrower and the Guarantors, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the applicable Loan Documents;

(viii)	evidence of insurance and loss payee endorsements required hereunder and certificates of insurance policies and/or endorsements naming Agent as additional insured or loss payee, as applicable;

(ix)	such other documents and instruments with respect to the transactions contemplated hereby as the Agent may reasonably request.

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(b) Costs and Expenses. In accordance with Section 2.4 hereof, the Borrower shall have paid all out-of-pocket costs and expenses of the Agent and Lenders as required by this Agreement or any other Loan Document incurred as of the date hereof, including reasonable fees, charges, and disbursements of counsel to the Agent and the Lenders (directly to such counsel if requested by the Agent), which costs and expenses may be deducted from the funding of the Advance pursuant to Section 2.1 at the discretion of the Agent.

(c) Perfection. Agent shall have received evidence, satisfactory to Agent, of the perfection and first priority status of its security interests in the Collateral.

(d) No Material Adverse Effect. Since the date of formation of the Borrower, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to any Loan Party that would reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and Lenders to enter into this Agreement, the Loan Parties, jointly and severally, represent and warrant to the Agent and Lenders as of the date hereof that:

SECTION 6.1. Existence. Each of the Borrower and each Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized and is duly qualified or licensed to do business in all jurisdictions where the Property owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

SECTION 6.2. Power and Authorization. The Borrower and each Guarantor is duly authorized and empowered to execute, deliver, and perform its obligations under each Loan Document and all corporate or other action on the part of each of the Borrower and each Guarantor requisite for the due execution, delivery, and performance of each Loan Document has been duly and effectively taken.

SECTION 6.3. Binding Obligations. Each Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligations of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

SECTION 6.4. No Conflict. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which the Borrower or each Guarantor is or is to become a party and the transactions contemplated hereby and thereby: (i) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, (ii) do not contravene any Legal Requirement applicable to or binding upon the Borrower or any Guarantor and (iii) are not in contravention of the terms of the articles or certificate of incorporation, bylaws, operating agreements, other organizational documents or any contractual obligations of the Borrower or Guarantors.

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SECTION 6.5. Taxes; No Outstanding Charges. Each Loan Party has timely filed or caused to be timely filed all federal, state, province, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP. All governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents, in each case, which may become a Lien on any Collateral, which previously became due and owing have been paid.

SECTION 6.6. Compliance with Law. The business and operations of each of the Borrower and each Guarantor, as conducted, are in compliance in all material respects with all Legal Requirements.

SECTION 6.7. Title to Property; Absence of Financing Statements; Priority of Liens. Each Loan Party has good and marketable title to the Collateral it owns, and all of the Collateral is owned by the Loan Parties. Except as provided herein or in connection with Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, the Collateral, or any rights relating thereto. The security interests and Liens granted to Agent in the Collateral under this Agreement and each Security Document constitute valid and perfected first priority Liens.

SECTION 6.8. Litigation. There are no actions, suits, proceedings or, to the Loan Parties’ actual knowledge, investigations, of any kind pending or threatened against any Loan Party or concerning the Collateral, before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of any Loan Party, or materially impair the right of the Loan Parties, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower or which question the validity of this Agreement or any of the other Loan Documents, or might impair or prevent any action taken or to be taken pursuant hereto or thereto.

SECTION 6.9. Judgments. There are no outstanding orders, injunctions or decrees of any Governmental Authority with respect to any Loan Party or the Collateral.

SECTION 6.10. Solvency. Each Loan Party is Solvent (which, for this purpose, shall be determined without giving effect to any “balloon” payment or amount owed under the Loan Documents not yet due and payable) and will continue to be Solvent after the creation of the Obligations.

SECTION 6.11. No Material Adverse Effect. Since the date of formation of the Borrower and each Guarantor, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to the Borrower or any Guarantor that would reasonably be expected to result in a Material Adverse Effect.

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SECTION 6.12. Material Contracts. Neither the Borrower nor any of the Guarantors is in breach or in default in any material respect of or under any material contracts to which it is a party and has not received any notice of the intention of any other party thereto to terminate any material contract.

SECTION 6.13. No Default or Event of Default. Since the date hereof, no event has occurred or is continuing which constitutes a Default or Event of Default hereunder.

SECTION 6.14. Financial Statements. The financial statements of the Borrower and the Guarantors included in the Form 10-K of Healthier Choices Management Corp. for the period ended December 31, 2023 and in the Form 10-Q of Healthier Choices Management Corp. for the period ended March 31, 2024 are true and complete, have been prepared in accordance with GAAP consistent with the prior fiscal periods of the Borrower or the Guarantors, as applicable, omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein, and fairly present the financial condition of the Borrower or Guarantors, as applicable, as of the date thereof and the results of its operations for the period then ended. Since the date thereof, there has been no material adverse change in the financial condition of the Borrower or the Guarantors, or the properties or businesses of the Borrower or any Guarantor which has not been disclosed in writing by the Borrower to the Agent.

SECTION 6.15. Intellectual Property. Each of the Borrower and each Guarantor, to its knowledge, possess all trademarks, trademark rights, patents, patent rights, trade names, trade name rights, copyrights and approvals which are required to conduct its business as now conducted without conflicting with the rights of others.

SECTION 6.16. Permits. The Borrower and each Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the conduct of its business in accordance with applicable Legal Requirements (the “Permits”). All of the Permits are valid and subsisting in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

SECTION 6.17. Insurance. The Borrower has obtained and has delivered to Agent certified copies of all insurance policies reflecting the insurance requirements set forth in this Agreement. All premiums relating to such insurance policies have been paid and no claims have been made thereunder. To each Loan Party’s knowledge, no Person, including such Loan Party, has done, by act or omission, anything which would reasonably be expected to impair the coverage of any such policy.

SECTION 6.18. Anti-Terrorism Laws. No Loan Party is a Sanctioned Person, and (ii) no Loan Party, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

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SECTION 6.19. Patriot Act Compliance. Neither the Borrower nor any Guarantor nor any owner of a direct or indirect interest in any of them (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Agent notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Agent notified Borrower in writing is now included in “Government Lists”.

SECTION 6.20. ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) the Borrower, Guarantors and the ERISA Affiliates do not sponsor, are not obligated to contribute to, and are not themselves an “employee benefit plan,” as defined in Section 3(3) of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower or any Guarantor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified in operation by Section 3(42) of ERISA, (iii) Borrower and each Guarantor are not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or any Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligations with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA). Borrower has not engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

SECTION 6.21. Compliance. The Borrower and each Guarantor comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. Neither Borrower nor any Guarantor is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower or any Guarantor.

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SECTION 6.22. Existing Debt. Except for Debt set forth on Schedule 8.2, as of the date hereof, the Borrower does not have any outstanding Debt other than the Debt evidenced by this Agreement.

SECTION 6.23. Disclosure. Neither this Agreement, nor any of the other Loan Documents, nor any certificate or other document furnished to the Agent and/or Lenders by or on behalf of the Borrower or any Guarantor pursuant to any Loan Document contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to the Borrower or any Guarantor which, individually or in the aggregate, will have a Material Adverse Effect or involve any substantial possibility of having a Material Adverse Effect on the condition, business or affairs of the Borrower or the Guarantors or their properties and assets considered as an entirety which have not been disclosed herein.

SECTION 6.24. Advice of Counsel. On the advice of the Agent, the Loan Parties have retained legal counsel who have reviewed and advised the Loan Parties regarding the Loan Documents.

ARTICLE VII.

AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS

So long as any Obligation shall remain unpaid, the Borrower and each Guarantor each covenant and agree, as applicable, that, unless the Agent shall otherwise consent in writing:

SECTION 7.1. Compliance with Laws, Etc. Each Loan Party will comply in all material respects with all applicable Legal Requirements.

SECTION 7.2. Reporting and Notice Requirements.

(a) Financial Statements. The Borrower shall furnish to the Agent:

(i) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, balance sheets (which are to be consolidated, if applicable) of the Borrower as of the end of such quarter and statements of income (or loss), and cash flow of the Borrower for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter, all in reasonable detail and satisfactory in form, substance, and scope to the Agent; provided, that timely filing by the Borrower of a Form 10-Q in respect of a fiscal quarter of the Borrower that complies with all applicable Legal Requirements shall satisfy this requirement of this Section 7.2(a)(i) for such fiscal quarter.

(ii) Unaudited Annual Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal year, balance sheets (which are to be consolidated, if applicable) of the Borrower as of the end of such fiscal year, and statements of income (or loss) and cash flow of the Borrower for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal year, all in reasonable detail and satisfactory in form, substance, and scope to the Agent; provided, that timely filing by the Borrower of a Form 10-K in respect of a fiscal year of the Borrower that complies with all applicable Legal Requirements shall satisfy this requirement of this Section 7.2(a)(ii) for such fiscal year.

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(b) Tax Returns. Within ten (10) Business Days after filing, the Borrower and each Guarantor shall deliver to Agent copies of its and his respective tax returns.

(c) Reports. Simultaneously with the delivery thereof, the Borrower shall provide the Agent with copies of any reports supplied to any other managing body, investor in or lender to the Borrower.

(d) Notice of Default. Promptly after any Guarantor or any Responsible Officer of the Borrower knows or has reason to know that any Default or Event of Default has occurred, such Guarantor or such Responsible Officer of the Borrower, as applicable, shall deliver to Agent a written statement setting forth the details of such Default or Event of Default and the action which such Guarantor or Borrower, as applicable, has taken or proposes to take with respect thereto.

(e) No Material Adverse Effect. If requested by the Agent, within ten (10) days of the Borrower or any Guarantor’s receipt of such request, such Borrower and/or Guarantor shall deliver to Agent a certificate from such Guarantor or a Responsible Officer of the Borrower, as applicable, certifying (i) there has been no material adverse change in the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Borrower or such Guarantor, (ii) there has been no change in any Guarantor’s employment and (iii) neither the Borrower nor such Guarantor have created any accounts or made any investments not permitted under this Agreement without the consent of the Agent.

SECTION 7.3. Use of Proceeds. The proceeds of the Advance shall be used solely for working capital, and for the payment of Cash Interest, fees, costs and expenses in connection with the Term Loan hereunder.

SECTION 7.4. Taxes and Liens. The Borrower and each Guarantor will pay and discharge, or will cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or such Guarantor or upon the income of any Property of the Borrower or such Guarantor as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or such Guarantor, except such taxes, assessments, governmental charges or levies contested in good faith by the Borrower or such Guarantor for which adequate reserves have been maintained in accordance with GAAP.

SECTION 7.5. Bank Accounts. The Borrower and each Guarantor agree that each deposit account, checking account or other bank or securities account of Borrower or Guarantor shall, at all times, be a Controlled Account subject, at all times, to a Deposit Account Control Agreement. Notwithstanding the foregoing, certain Guarantors may maintain deposit accounts presently held at Bank of America, Wells Fargo and/or Rondout Savings Bank as of the date of this Agreement without a Deposit Account Control Agreement in favor of the Agent so long as such deposit or checking account is subject to daily sweeps to any Controlled Account and the aggregate balance in each individual deposit or checking account following such daily sweeps does not exceed $1,000 per account.

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SECTION 7.6. Maintenance of Collateral. Each Loan Party will, at all times, maintain, preserve, protect, and keep, or cause to be maintained, preserved, protected, and kept, the Collateral, in good repair, working order, and condition (ordinary wear and tear excepted) and consistent with past practice. Each Loan Party shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement.

SECTION 7.7. Financial Records; Right of Inspection. Borrower shall at all times keep true and complete financial records in accordance with GAAP consistently applied and all applicable Legal Requirements. From time to time upon reasonable notice to the Borrower, the Borrower or the Guarantors, as applicable, will permit any officer or employee of, or agent designated by, the Agent to visit and inspect any of the Collateral, examine the corporate books or financial records of the Borrower and the Guarantors, take copies and extracts therefrom, and discuss the affairs, finances, and accounts of the Borrower or the Guarantors with the applicable entity’s officers or certified public accountants, all as often as the Agent may reasonably desire, provided that such visits and inspections shall be made only during business hours and so as not to interfere unreasonably with the business and operations of the Borrower or the Guarantors. All confidential or proprietary information provided to or obtained by the Agent under this Section 7.7 or under this Agreement shall be held in confidence by the Agent and Lenders in the same manner and with the same degree of protection as each of the Agent and Lenders exercises with respect to its own confidential or proprietary information. For purposes of this Section 7.7, all information provided to the Agent and Lenders pursuant hereto shall be presumed to constitute “confidential and proprietary information” unless (i) the Borrower or Guarantors indicate otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this Section 7.7 by the Agent or any Lender or its representatives, (iii) the information was or becomes available to the Agent or any Lender or its representatives on a non-confidential basis from a source other than the Borrower or a Guarantor, (iv) the information was within the possession of the Agent or any Lender or any of its representatives prior to being furnished by or on behalf of the Borrower or a Guarantor, provided that in each case the source of such information was not bound by a confidentiality agreement in respect thereof preventing disclosure to the Agent or such Lender or its representatives or (v) the information is independently developed by the Agent or any Lender (but only if it does not contain or reflect, and is not based upon, in whole or in part, any information furnished hereunder which constitutes “confidential or proprietary information”).

SECTION 7.8. Observation Rights. The Borrower shall invite a representative of Agent (the “Observer”) to attend all meetings of its managers in a nonvoting observer capacity and, in this respect, shall give such Observer copies of all notices, minutes, consents, financial information, correspondence, including any oral information and other materials that it provides to its managers, to its lenders, and to its investors at the same time and in the same manner as provided to them.

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SECTION 7.9. Insurance. The Borrower and each Guarantor shall maintain, and pay all applicable premiums with respect to, residential and commercial risk insurance (i) covering the customary risks for the business that the Borrower and each Guarantor, as applicable, is engaged in, (ii) insuring the Collateral against loss by fire, flood and wind and such other hazards as are customary in the area where such Collateral is located and (iii) naming the Agent and its successors or assigns as their interests may appear as loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance), and the Borrower and each Guarantor will maintain insurance of similar types and coverages as maintained on the date hereof and consistent with past practice, with financially sound and reputable insurance companies and associations acceptable to the Agent based on the Agent’s reasonable judgment (or as to workers’ compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on).

SECTION 7.10. Key Man. The Borrower shall use commercially reasonable efforts to cause Jeffrey Holman to devote sufficient time to Borrower as is reasonably necessary to accomplish the Borrower’s business plan.

SECTION 7.11. Landlord Agreements. Healthy Choice Markets VI shall use commercially reasonable efforts to obtain a landlord agreement from the lessor of each leased property with respect to Healthy Choice Markets VI’s stores, including, without limitation, any location where Collateral is stored or sold or where material books and records are located, which agreement shall be reasonably satisfactory in form and substance to Agent.

SECTION 7.12. Notice of Litigation; Defaults.

(a) The Borrower or a Guarantor, as applicable, will promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $25,000, and any investigation of the Borrower or any Guarantor, by any Governmental Authority, adversely affecting the Borrower or such Guarantor, whether or not fully covered by insurance, and regardless of the subject matter thereof.

(b) The Loan Parties shall notify the Agent in writing of any default and/or breach of any Loan Party’s obligations under any Debt no later than the third Business Day following the day any Loan Party receives notice of any such default or breach.

SECTION 7.13. Maintenance of Office. The Borrower will maintain its chief executive office at is 3800 N 28th Way, Hollywood, FL 33020, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. The Borrower and the Guarantors shall notify the Agent in writing of the intent of the Borrower or any Guarantor to relocate any of its property at least five (5) Business Days prior to the date of such proposed relocation.

SECTION 7.14. Existence. The Borrower and each Guarantor will preserve and maintain its legal existence and all of its material rights, privileges, licenses, contracts and property and assets used or useful to its business.

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SECTION 7.15. Preservation of Licenses; Business and Operations. Each Loan Party shall at all times preserve, renew, and keep in full force and effect all governmental permits and licenses except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall file all documents required to be filed and pay all regulatory obligations required to be paid any Governmental Authority with jurisdiction over any such governmental permits or licenses except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall at all times preserve, renew, and keep in full force and effect all governmental permits and licenses necessary for the operation of the business of Borrower in accordance with the applicable Legal Requirements as presently conducted or contemplated.

SECTION 7.16. Environmental Matters. Borrower and each Guarantor shall comply with, and maintain its real estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with all applicable Environmental Laws or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 7.17. Laborers, Subcontractors and Materialmen. Each Loan Party shall notify Agent promptly, and in writing, if such Loan Party receives any written notice of lien from any laborer, subcontractor or materialmen.

SECTION 7.18. Patriot Act Compliance.

(a) Borrower and each Guarantor shall comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and any Guarantor. Agent shall have the right to audit the compliance of any Loan Party with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower. In the event that the Borrower or any Guarantor fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Agent may, at its option, cause the Borrower and any Guarantor to comply therewith and any and all costs and expenses incurred by Agent in connection therewith shall be secured by the Collateral Documents and shall be immediately due and payable.

(b) At all times throughout the Term, (a) none of the funds or other assets of the Borrower or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in such Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Term Loan made by Lenders would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in the Borrower or any Guarantor, as applicable, with the result that the investment in such Borrower or Guarantor (whether directly or indirectly), would be prohibited by law or the Term Loan would be in violation of law, and (c) none of the funds of the Borrower or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Term Loan would be in violation of law.

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SECTION 7.19. ERISA.

(a) The Borrower and each Guarantor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent or Lenders or any assignee of any of their rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

(b) The Borrower and each Guarantor shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of the Borrower or any Guarantor to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of the Borrower to become “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(c) The Borrower and each Guarantor shall deliver to Agent such certifications or other evidence from time to time throughout the Term, as requested by Agent in its sole discretion, that (A) the Borrower and each Guarantor is not and do not maintain an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) the Borrower and each Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of the Borrower and each Guarantor do not constitute “plan assets” within the meaning of 29 C.F.R §2510.3-101 as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

SECTION 7.20. Material Contracts. The Borrower and each Guarantor shall materially keep and perform, or cause to be materially kept and performed, all of the covenants, conditions and agreements contained in each material contract, now or hereafter existing, and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder; provided that the Borrower and each Guarantor shall not have any obligation under this Section 7.20 unless such party’s non-performance or breach of its obligations with respect to any such covenants, conditions or agreements could reasonably be expected to have a Material Adverse Effect.

SECTION 7.21. Conduct of Business. Each Guarantor shall devote sufficient time to Borrower as is reasonably necessary in order to accomplish the Borrower’s business plan.

SECTION 7.22. Further Assurances. Each Loan Party will cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, the Borrower and each Guarantor covenant and agree, as applicable, that, without the written consent of the Agent:

SECTION 8.1. Impairment of Rights. The Borrower and each Guarantor will not undertake any action or engage in any transaction or activity to impair the Agent’s or Lenders’ rights hereunder.

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SECTION 8.2. Restrictions on Debt. The Borrower and each Guarantor will not directly or indirectly, create, incur, assume, guarantee, endorse or be or remain liable, contingently or otherwise, with respect to any Debt other than the following (“Permitted Debt”):

(a) Debt to the Lenders arising under any of the Loan Documents;

(b) Debt outstanding on the Closing Date set forth on Schedule 8.2(b);

(c) Debt following the Closing Date specifically described on Schedule 8.2(c);1

(d) current unsecured liabilities of the Borrower or a Guarantor (other than Debt for borrowed money) incurred in the ordinary course of business, including as incurred through obtaining of credit and for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services as well as any extensions, renewals, refinancings and replacements of any such liabilities or indebtedness;

(e) Debt in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.4;

(f) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or a Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; and

(g) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

SECTION 8.3. Payments or Amendments of Other Debt.

(a) The Borrower and each Guarantor shall not, directly or indirectly, make any payment of any Debt of the Borrower or any Guarantor, except the payment of the Permitted Debt in accordance with the terms of this Agreement or such other agreement or instrument evidencing such Permitted Debt.

(b) The Borrower and each Guarantor shall not amend, supplement or otherwise modify any provision of any document governing material Debt in any manner that is adverse in any material respect to the interests of the Lenders.

1 GreenAcres subordinated notes

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SECTION 8.4. Restrictions on Liens. The Borrower and each Guarantor will not (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of the Collateral, or upon the income or profits therefrom; (ii) transfer any of such Collateral or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any Collateral, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist (the “Permitted Liens”):

(a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(b) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(c) liens on properties in respect of judgments or awards, the Debt with respect to which is permitted by Section 8.2(e);

(d) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or any Guarantor is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower and such Guarantor interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and such Guarantor, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or such Guarantor; and

(e) liens securing Debt permitted under Section 8.2(b).

SECTION 8.5. Mergers and Acquisitions; Change of Control.

(a) The Borrower and each Guarantor will not become a party to any merger, amalgamation or consolidation, or agree to or effect any sale its stock or of its material assets without the prior written consent of the Agent.

(b) The Borrower and each Guarantor will not enter into any transaction or transactions resulting in a Change of Control.

SECTION 8.6. Related Party Transactions. The Borrower and each Guarantor will not permit or suffer to be conducted transactions with any Affiliates or officers or directors of the Borrower or any of their Affiliates in connection with the Collateral, other than those contemplated by the Loan Documents, without the prior written approval of the Agent.

SECTION 8.7. Investments; Loans. The Borrower and each Guarantor will not otherwise acquire obligations or capital stock of, or loan or advance money to, any Person, other than (i) direct obligations of the United States, (ii) obligations insured by the Federal Deposit Insurance Corporation, or (iii) obligations unconditionally guaranteed by the United States.

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SECTION 8.8. Dispositions. The Borrower and each Guarantor shall not voluntarily sell, assign, lease, transfer, trade, withdraw, redeem, substitute or otherwise dispose of any of the Collateral or any material assets of the Borrower or any Guarantor, or enter into any agreement to do so, without the Agent’s prior written consent. The Borrower and the Guarantors shall not execute any other document, such as a Power of Attorney, or similar instrument, in favor of any person to deal with the Collateral.

SECTION 8.9. Dividends and Distributions. The Borrower will not, directly or indirectly, declare or pay any dividends on account of any equity securities of the Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such equity securities or agree to do any of the foregoing if, but only if, after taking into account the payment of such dividends or distributions an Event of Default would otherwise occur or is then continuing.

SECTION 8.10. Financing Transactions. The Borrower and each Guarantor will not enter into any financing transactions that would result in Debt other than Permitted Debt.

SECTION 8.11. Changes in Organizational Documents. The Borrower and each Guarantor will not amend in any respect its certificate of organization, operating agreement or other organizational documents in a manner materially adverse to the Lenders.

SECTION 8.12. Change in Nature of Business. The Borrower and each Guarantor will not engage in any line of business substantially different from those lines of business conducted by the Borrower on the date hereof or any business substantially related or incidental, complementary, corollary, synergistic or ancillary thereto or reasonable extensions thereof.

SECTION 8.13. Amendments of Material Contracts. The Borrower will not amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any material contract if such amendment, modification, cancellation or termination would reasonably be expected to result in a Material Adverse Effect.

SECTION 8.14. Additional Guarantors and Collateral. If the Borrower or any Guarantor forms or acquires any Subsidiary after the Closing Date, the Borrower shall cause such Subsidiary to do the following within ten (10) Business Days (or such longer period as the Agent may permit) after such Person becomes a Subsidiary: (a) execute and deliver to the Agent, a joinder to the Guaranty and such amendments to this Agreement or the Guaranty and the Collateral Documents as the Agent reasonably deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a first priority security interest in the Equity Interests in such Subsidiary that is owned by any Loan Party, (b) deliver to the Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (c) cause such Subsidiary (I) to become a party to this Agreement, the Guaranty and the Collateral Documents as a grantor and a Guarantor, including by executing and delivering to the Agent a joinder to the Guaranty, and (II) to take such actions reasonably necessary and required by the Collateral Documents to grant to the Agent for the benefit of the Lenders, a first priority security interest in the Collateral as described in the Collateral Documents with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Agent, and (d) execute and deliver to the Agent any other documents reasonably requested by the Agent to document its rights hereunder and under the other Loan Documents, including opinions of counsel reasonably deemed appropriate or necessary by the Agent and such items as are consistent with Section 5.1.

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SECTION 8.15. Further Assurances. The Borrower and each Guarantor will cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

ARTICLE IX.

EVENTS OF DEFAULT

SECTION 9.1. Events of Default. If any of the following events (“Events of Default”) shall occur and, after written notice thereof by the Agent to the Borrower, shall not have been cured within three (3) calendar days (in the case of payment defaults); provided, however, that Borrower may not cure an Event of Default relying on this Section 9.1 more than once during the Term:

(a) Payment Failure. Any Loan Party shall fail to pay principal of or interest on the Note or other amounts due under the Note or this Agreement or any other Loan Document, when the same becomes due and payable under the terms hereunder or thereunder; or

(b) Breach of Representations or Warranties. Any representation or warranty of any Loan Party, or any certification or other material written statement of fact made or deemed made by such Loan Party or on behalf of such Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made; or

(c) Breach of Covenant. Any Loan Party shall fail to perform or observe any term, covenant or agreement of such party contained herein or in any other Loan Document; or

(d) Cross-Default. Any Loan Party shall fail to pay any principal of, or premium or interest on, any Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) unless being contested in good faith, and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, which would give rise to a right to accelerate such Debt; or

(e) Insolvency. Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party under the Bankruptcy Code or any other Debtor Law seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this Subsection (e); or any Loan Party, ceases to be Solvent; or

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(f) Sale of Assets. The Borrower and each Guarantor shall enter into any agreement or arrangement to sell, dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, all or substantially all of the assets of Borrower or any Guarantor in violation of the terms herein or without prior written consent of the Agent; or

(g) Transfers. The Borrower and each Guarantor transfers or otherwise encumbers any portion of the Collateral in violation of the provisions of this Agreement; or

(h) Taxes. Except as permitted by Section 6.5, any of the Taxes are not paid on or before the date when the same are due and payable, or any federal tax Lien or state or local income tax Lien is filed against any Loan Party or the Collateral or an portion thereof and the same is not discharged of record within thirty (30) days after the same is filed; or

(i) Termination, Invalidity of Agreements or Interests. The Security Agreement or any other Loan Document or any interest of the Agent or Lenders thereunder shall, for any reason, be terminated, invalidated, void or unenforceable or any Loan Party shall fail to perform any obligation thereunder;

(j) Mechanic’s Liens. Any Collateral becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days; or any Loan Party transfers or otherwise encumbers any portion of the Collateral in violation of the provisions of this Agreement; or

(k) Change of Control. Any Change of Control event occurs; or

(l) Loss of Material License or Permits. The loss or suspension of any Loan Party’s licenses or permits if such loss or suspension would reasonably be expected to result in a Material Adverse Effect; or

(m) Cessation of Business. The cessation of a substantial part of the business of the Borrower or any Guarantor; or

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(n) Liquidation. The Borrower and each Guarantor shall attempt to liquidate or dissolve itself without the prior written consent of the Agent; or

(o) Judgments. A final judgment or judgments for the payment of money in excess of Twenty-Five Thousand and No/100 US Dollars ($25,000.00) in the aggregate (excluding any amounts covered by insurance) at any time outstanding shall be rendered against any Guarantor or the Borrower, and the same shall not, within thirty (30) days after the entry thereof have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged pending prior to the expiration of any such stay; or

(p) Forfeiture. Any Governmental Authority seizes any portion of the Collateral seeking forfeiture, whether or not a judicial forfeiture proceeding has commenced; then, and in any such event, Agent (after providing the notice and opportunity to cure set forth in the first clause of this Section 9.1) may, by notice to the Borrower, declare the principal amount of the Note, all interest thereon, the Exit Fee (if applicable), and all other Obligations or amounts payable under this Agreement or any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and all interest on and principal of all other Debt owed by the Borrower to the Lenders shall likewise become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided however, that in the case of any Default pursuant to Subsection (e), (i) or (n) of this Section 9.1, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. A late fee equal to ten percent (10%) will be applied to any and all payments which are received after the expiration of the applicable cure period set forth in the first clause of this Section 9.1.

ARTICLE X.

MISCELLANEOUS

SECTION 10.1. Survival of Representations and Warranties. All representations and warranties in each Loan Document shall survive the delivery of the Note and the making of the Term Loan and shall continue after the repayment of the Note and the Maturity Date until all outstanding Obligations are paid in full, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders’ right to rely thereon.

SECTION 10.2. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and by the Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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SECTION 10.3. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be effective when actually delivered addressed as follows:

if to the Borrower or any Guarantor:

Borrower / Guarantor

c/o Healthy Choice Wellness Corp.

3800 North 28th Way

Hollywood, FL 33020

Attn: John Ollet

Telephone: (305) 842-3767

E-mail: jollet@hcmc1.com

if to the Agent:

Hal Mintz
7012 Fisher Island Drive

Miami Beach, FL 33109

E-mail: hmintz@sabbymanagement.com

with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, NY 10019

Attention: Adam H. Friedman, Esq.

or as to the Borrower, a Guarantor, the Lenders, or Agent at such other address as shall be designated by such party in a written notice to the other parties.

SECTION 10.4. No Waiver; Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.5. Indemnification. The Borrower and each Guarantor shall, jointly and severally, indemnify and hold the Agent and the Lenders and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto (including, without limitation, brokerage commissions alleged to be due on account of the placing of the investment), including amounts paid in settlement, court costs, and the fees and expenses of counsel except that the Borrower and Guarantors shall not have any obligation under this Section 10.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of the Borrower as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.5 may be unenforceable because it violates any law or public policy, the Borrower and the Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to the Agent or Lenders, as applicable, in satisfaction of indemnified matters under this Section 10.5. To the extent permitted by applicable law, the Borrower and the Guarantors shall not assert, and the Borrower and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Document or any undertaking or transaction contemplated hereby. All amounts due under this Section 10.5 shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

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SECTION 10.6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the outstanding obligations of the Borrower now or hereafter existing under any Loan Document, whether or not such Lender shall have made any demand under the Note. Each Lender agrees to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 10.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

SECTION 10.7. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and the Lenders and their respective successors and assigns, except that neither the Borrower, nor the Guarantors, nor the Lenders (except as provided in Section 10.8) shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other parties hereto.

SECTION 10.8. Assignments and Participations.

(a) Generally. Each Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note held by it) to any Person with the written consent of the Agent (such consent not to be (i) unreasonably withheld, delayed or conditioned, (ii) upon the occurrence of an Event of Default, required, or (iii) required if such assignment is to an Affiliate of such Lender or to an Approved Fund of such Lender); provided that such assignee signs a joinder to this Agreement and such assignment is recorded in accordance with Section 10.8(e) (and any other attempted assignment shall be null and void).

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(b) Participations. Each Lender may at any time grant to any Person (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Term Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”) and any attempted sale of a participation that is not recorded in accordance with this Section 10.8(b) shall be null and void; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Information to Assignee, Etc. Each Lender may furnish any information concerning the Borrower, or any Guarantor in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants); provided, however, that such Lender may not disclose or disseminate the Borrower’s or any Guarantor’s financial statements (or extracts thereof or information contained in such financial statements) to any Person or entity outside of such Lender’s organization without the prior written consent of such Borrower or such Guarantor as applicable (which consent shall not be unreasonably withheld, delayed or conditioned), unless such prospective Lender agrees in writing to confidentiality provisions consistent with the provisions of Section 10.15. In connection with such negotiation, execution and delivery, the Borrower and each Guarantor authorize the Agent and Lenders to communicate all information and documentation related to the Term Loan (whether to Borrower or a Guarantor or to any assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(d) Cooperation; Costs and Expenses. In connection with any such sale, syndication, assignment or participation, each of the Borrower and each Guarantor further agrees that it shall be responsible for its own costs and expenses in connection with such transaction and that the Loan Documents and other related documents shall be sufficient evidence of the obligations of the Borrower and each Guarantor to each purchaser, assignee or participant and upon written request by the Agent, the Borrower and each Guarantor shall enter into such amendments or modifications to the Loan Documents and other related documents as may be reasonable required in order to evidence any such sale, syndication, assignment or participation.

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(e) Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its principal office a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 10.9. Limitation on Agreements. All agreements between the Borrower, the Guarantors, the Agent or the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Lenders for the use, forbearance, or detention of the money to be loaned under the Note or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such documents at the time performance of such provision shall be due or at any other time shall involve exceeding the amount permitted to be contracted for, taken, reserved, charged or received by the Lenders under applicable usury or similar law, then, ipso facto, the obligation to be fulfilled or complied with shall be reduced (firstly by reducing the stated interest rate and thereafter, if and to the extent required, by reducing any other amount comprising interest) to the limit prescribed by such applicable usury or similar law, and if, from any such circumstance, the Lenders shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the Borrower to the Lenders under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and the amounts owing on other obligations of the Borrower to the Lenders under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the indebtedness of the Borrower to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of the Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Note shall not reduce the rate of interest which accrues on the outstanding principal balance of such Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Note, taken in the aggregate, equals the amount of interest which would have accrued if such interest rate had at all times been in effect and not been reduced. In the event that any rate of interest under the Note or any Loan Document is reduced due to the effect of this Section 10.9 and there is a subsequent increase in the Highest Lawful Rate, such interest rate shall, automatically without any action of the Borrower, the Agent or Lenders, be increased to the then applicable Highest Lawful Rate. The terms and provisions of this Section 10.9 shall control and supersede every other provision of all Loan Documents.

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SECTION 10.10. Severability. In case any one or more of the provisions contained in any Loan Document to which the Borrower or any Guarantor is a party or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby.

SECTION 10.11. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state without regards to the conflicts of laws principles thereof other than mandatory provisions of law.

SECTION 10.12. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER, EACH GUARANTOR, THE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 10.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 10.3; AND

(d) WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LEGAL ACTION ARISING UNDER THIS AGREEMENT.

SECTION 10.13. Commercial Loan. The Term Loan is not a consumer loan, and each Loan Party understands, acknowledges and agrees that the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X, and the Truth in Lending Act and its implementing regulation, Regulation Z, do not apply to the Term Loan.

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SECTION 10.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document (other than the Note) by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

SECTION 10.15. Confidentiality. Each Loan Party agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose any provision of any Loan Document to any Person (other than (1) to such Loan Party’s employees, auditors, advisors, consultants, Affiliates and counsel, (2) as may be required by statute judicial decision, or judicial or administrative order, rule or regulations, (3) as may be agreed in advance by Loan Parties and Agent or as requested or required by any Governmental Authority pursuant to any subpoena or other process, (4) as to any such information that is or becomes generally available to the public (other than as a result of a prohibited disclosure by any Loan Party) or (5) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents) without Agent’s prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Each Loan Party agrees to submit to Agent and Agent reserves the right to review and approve all materials that such Loan Party or any of their respective Affiliates prepares that contain Agent’s or any Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. No Loan Party shall, and shall not permit any of its Affiliates to, use Agent’s or any Lender’s name (or the name of any of their Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without the Agent’s prior written consent (except as required by applicable law). Nothing contained in any Loan Document is intended to permit or authorize any Loan Party or any of their respective Affiliates to contract on behalf of the Agent.

ARTICLE XI.

RIGHTS AND DUTIES OF AGENT

SECTION 11.1. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Hal Mintz to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other party to this Agreement shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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SECTION 11.2. Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it was not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in the Agent’s individual capacity.

SECTION 11.3. Loan Information.

(a) Each of the Lenders acknowledge that it has received copies of all Loan Documents. At Lenders’ request from time to time, Agent shall provide Lenders with any available financial and nonfinancial information in Agent’s possession on Borrower, each Guarantor, all co-makers, and endorsers of the Term Loan, and all security for the Term Loan. Agent shall hold all writings pertaining to the Term Loan and shall maintain records pertaining to the Term Loan. At all reasonable times, Agent shall permit the Lenders to inspect and copy such writings and records. Agent shall provide to Lenders, promptly upon receipt by Agent, copies of all reports and other information required to be provided by Borrower and any Guarantor to Agent under this Agreement and any other material information otherwise received by Agent with respect to Borrower and any Guarantor.

(b) Nothing contained in this Section 11.3 shall impose any liability upon Agent for its failure to provide Lenders any of such information or financial statements except for Agent’s own bad faith, willful misconduct, or gross negligence; and provided further, that Agent shall not be obligated to provide Lenders with any information in violation of applicable law or any contractual restrictions on the disclosure thereof.

(c) Agent shall have no responsibility to Lenders for any errors or omissions in any such reports, financial statements, or other information.

SECTION 11.4. Discretion; No Duty.

(a) Subject to the terms of this Agreement, Agent may take any action with respect to the Term Loan which Agent in its reasonable discretion deems proper. Agent shall not be liable for any error of judgment or for any action taken or omitted by it, except to the extent caused by its gross negligence or willful misconduct and causes actual damage to Lenders.

(b) Agent (1) may consult with legal counsel (including but not limited to counsel for Borrower), independent public accountants, and other experts selected by Agent and shall not be liable for any action taken or omitted in good faith in accordance with the advice of such counsel, accountants, or experts; and (2) shall incur no liability for acting upon any notice, consent, certificate, or other instrument or writing (which may be by facsimile or electronic mail) believed by Agent to be genuine and believed by Agent to be signed or sent by the proper party. Except as otherwise specifically provided in this Agreement, Agent shall not be compelled to do any acts hereunder or under any Loan Document or to take any action towards the execution or enforcement of the powers created under this Agreement or any Loan Document, or to prosecute or defend any suit in respect hereof or thereof.

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SECTION 11.5. Voting Rights; Enforcement of Loan. Except as specifically provided in this Agreement, it is understood and agreed that the Agent may, without the prior written consent of the Lenders, (i) agree to the modification, waiver or release of any term or provision of the Loan Documents, (ii) give or withhold consents or approvals to any actions or failures to act by Borrower, (iii) exercise or refrain from exercising, or waive, any rights or powers or take or refrain from taking any actions which may be vested in the Agent or which the Agent may be entitled to take or assert under the Loan Documents, and (iv) take such other and further action as the Agent may deem necessary for the effective administration of the Term Loan; provided, however, no such amendment, waiver or consent shall, unless in writing and signed by all Lenders directly affected thereby, do any of the following:

(a) change the stated Maturity Date or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (including any mandatory principal prepayments), interest, fees or other amounts due to Agent or any Lender under this Agreement or under any other Loan Document;

(b) reduce the principal of, or the rate of interest specified herein on, any portion of the Term Loan, or any fees or other amounts payable under any Loan Document; provided, however, that Agent may waive any obligation of Borrower to pay interest at the default rate specified in Section 2.3;

(c) increase the Commitment of any Lender;

(d) release all of the Collateral or the liability of the Borrower or any existing Guarantor except as expressly permitted herein;

(e) change the ranking or priority of the Term Loan or any security interest thereunder;

(f) subordinate the Term Loan or the Lenders’ interests;

(g) Any matter hereunder which requires the consent of “the Lenders” or “all Lenders” or words of similar effect; or

(h) change the priority of application of any payments, or the terms of Section 3.3.

SECTION 11.6. No Administration by Lenders; Resignation and Appointment of New Agent. Lenders shall have no right or responsibility to exercise any right, power or remedy under the Loan Documents except as otherwise set forth herein. Lenders acknowledge and agree that, except as specifically provided herein, or as directed by the Lenders, this Agreement does not confer on Lenders any right to consent to or sign modifications, waivers or releases of any of the Loan Documents except as provided in this Agreement. Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).

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SECTION 11.7. Nature of Duties of Agent. Agent shall have no duties or responsibilities to Lenders except as expressly set forth in this Agreement. Agent’s duties hereunder shall be mechanical and administrative in nature. Agent shall not have by reason hereof a fiduciary relationship with respect to Lenders. Agent agrees to be bound by Lenders’ determinations made in connection with the Loan Documents so long as such determinations are made in good faith and in the absence of willful misconduct. Unless indemnified to the satisfaction of Agent against loss, cost, liability, and expense, Agent shall be under no duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of the Borrower and each Guarantor under the Loan Documents and shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents, or to prosecute or defend any suit in respect hereof or thereof.

SECTION 11.8. Standard of Care. In making and handling the Term Loan, Agent will exercise the same care as a commercially reasonable agent would exercise, but Agent shall have no further responsibility to Lenders except as expressly provided herein.

SECTION 11.9. Indemnification. To the extent that Agent is not reimbursed and indemnified by the Borrower, and whether or not Agent has made demand on the Borrower for the same, the Lenders will, within five days of written demand by Agent, reimburse Agent for and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s pro rata share, including, without limitation, advances and disbursements made; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.9 shall survive the payment in full of the Term Loan and the termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HEALTHY CHOICE WELLNESS CORP.,
a Delaware corporation

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

GUARANTORS:

HEALTHY CHOICE MARKETS, INC.,
a Florida corporation

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE MARKETS 2, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE MARKETS 3, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

[Signature Page to Loan and Security Agreement]

HEALTHY CHOICE MARKETS 3, REAL ESTATE LLC, a New York limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE MARKETS IV, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE MARKETS V, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE MARKETS VI, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY U WHOLESALE, INC.,
a Florida corporation

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

[Signature Page to Loan and Security Agreement]

THE VITAMIN STORE, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE WELLNESS, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

HEALTHY CHOICE WELLNESS II, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President and Chief Operating Officer

[Signature Page to Loan and Security Agreement]

AGENT:

/s/ Hal Mintz
Hal Mintz

LENDERS:

/s/ Hal Mintz
Hal Mintz

/s/ Allison Mintz
Allison Mintz

2021 MINTZ FAMILY TRUST,
a trust formed under the laws of the state of Florida

By:	/s/ Hal Mintz
Name:	Hal Mintz
Title:	Trustee

[Signature Page to Loan and Security Agreement]

SCHEDULE A

Lender Commitments

	Lenders	Commitment ($)
	Hal and Allison Mintz	$5,000,000

	2021 Mintz Family Trust	$2,500,000

Total		$7,500,000

EXHIBIT A

NOTE

$7,500,000.00[2]	July 18, 2024

FOR VALUE RECEIVED, the undersigned (the “Borrower”), HEREBY PROMISES TO PAY to the order of [LENDER], the (“Lender”), on or before the Maturity Date (as such term is defined in the Loan Agreement (as defined below)), the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($7,500,000.00) in accordance with the terms and provisions of that certain Loan and Security Agreement, dated as of the date hereof, by and among the Borrower, Healthy Choice Wellness Corp., a Delaware corporation (the “Borrower”), Healthy Choice Markets, Inc. (dba “Ada’s Natural Market, Inc.”), a Florida corporation, Healthy Choice Markets 2, LLC (dba “Paradise Health & Nutrition”), a Florida limited liability company, Healthy Choice Markets 3, LLC (dba “Mother Earth’s Storehouse”), a Florida limited liability company, Healthy Choices Markets 3, Real Estate LLC, a New York limited liability company, Healthy Choice Markets IV, LLC (dba “Green’s Natural Foods”), a Florida limited liability company, Healthy Choice Markets V, LLC (dba “Ellwood Thompson’s”), a Florida limited liability company, Healthy Choice Markets VI, LLC, a Florida limited liability company, Healthy U Wholesale, Inc., a Florida corporation, The Vitamin Store, LLC, a Florida limited liability company, Healthy Choice Wellness, LLC, a Florida limited liability company, and Healthy Choice Wellness II, LLC, a Florida limited liability company (collectively the “Guarantors”) and Hal Mintz, as Agent, and the Lenders party thereto (as same may be amended, modified, increased, supplemented and/or restated from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement).

The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. The Borrower promises to pay interest on the unpaid principal balance of this Note from the Issue Date until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Note from and including the Issue Date to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates and paid in accordance with the terms and conditions, set forth in the Loan Agreement.

Payments of principal, and all amounts due with respect to costs and expenses pursuant to the Loan Agreement, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Lender to the account maintained by the Agent not later than 11:59 a.m. (New York time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Loan Agreement. Payments of interest shall be payable in accordance with the provisions of the Loan Agreement. The Obligations of the Borrower under this Note and any additional note issued hereunder are secured in accordance with the terms of the Collateral Documents.

2 A separate note is to be provided to each Lender.

If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

This Note is the Note provided for in, and is entitled to the benefits of, the Loan Agreement, which Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Loan Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

Borrower hereby authorizes Agent to record in its books and records the date all payments of principal amounts in respect of the Term Loan made after the date hereof, which records shall, absent manifest error, be conclusive evidence of the outstanding principal amount evidenced by this Note; provided, however, that the failure by Agent to make any such notation with respect to payment shall not limit or otherwise effect the obligations of Borrower under this Note.

The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns including subsequent holders hereof (collectively, “Assignees”), except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Lender (which consent shall be in the sole and absolute discretion of the Lender). The term “Lender” as used in this Note shall be deemed to include the Lender and its Assignees. The Lender shall, upon notice to the Borrower, have the unrestricted right at any time or from time to time, and without the Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to any other person, which shall thereupon become vested with all the powers and rights above given to the Lender in respect thereof; provided, however, that any such assignment or transfer of this Note shall be made in accordance with all applicable securities laws. The Lender agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as the Lender shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory note held by the Lender prior to such assignment shall reflect the principal amount of this Note held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation reasonably required by the Lender in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a holder of this Note shall have all of the rights and obligations of the Lender hereunder (and any other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from any obligations it may have hereunder and thereunder to a corresponding extent, subject to the terms of the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered effective as of the date first above written.

HEALTHY CHOICE WELLNESS CORP.,
a Delaware corporation

By:
Name:	Christopher Santi
Title:	President and Chief Operating Officer

[Signature Page to Note]